                                            Registration No. 333-_______________


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                     -----

                                   FORM S-8

                            REGISTRATION STATEMENT

                                    UNDER

                          THE SECURITIES ACT OF 1933

                                     -----

                            CAREY DIVERSIFIED LLC
            (Exact name of registrant as specified in its charter)

                      DELAWARE                                 13-3912578
           (State or other jurisdiction of                  (I.R.S. Employer
           incorporation or organization)                  Identification No.)

                50 ROCKEFELLER PLAZA
                 NEW YORK, NEW YORK                               10020
      (Address of Principal Executive Offices)                 (Zip Code)


               CAREY DIVERSIFIED LLC 1997 SHARE INCENTIVE PLAN
      CAREY DIVERSIFIED LLC 1997 NON-EMPLOYEE DIRECTORS' INCENTIVE PLAN
                          (Full title of the plans)

                                     -----

                               FRANCIS J. CAREY
                            CAREY DIVERSIFIED LLC
                             50 ROCKEFELLER PLAZA
                           NEW YORK, NEW YORK 10020
                   (Name and address of agent for service)

                                (212) 492-1100
        (Telephone number, including area code, of agent for service)

                               WITH A COPY TO:

                          DAVID A. MUSTONE, ESQUIRE
                         REED SMITH SHAW & MCCLAY LLP
                             1301 K STREET, N.W.
                            SUITE 1100-EAST TOWER
                          WASHINGTON, DC 20005-3317


                                     -----

                                     CALCULATION OF REGISTRATION FEE
=======================================================================================================
  Title of                                           Proposed            Proposed
 securities                         Amount            maximum             maximum          Amount of
    to be                            to be        offering price         aggregate       registration
 registered                      registered(1)     per share(2)      offering price(2)        fee

-------------------------------------------------------------------------------------------------------
Limited Liability Company
   Listed Shares                 1,000,000 shs.       $19.84           $19,843,750         $5,853.91
=======================================================================================================

(1) Plus such additional number of shares as may be required pursuant to the Carey Diversified LLC 1997 Share Incentive Plan and the Carey Diversified LLC 1997 Non-Employee Directors' Incentive Plan (the "Plans") in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Limited Liability Company Listed Shares.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(h) and (c), the proposed maximum aggregate offering price for shares which may be issued under the Plans is based on the average of the high and low sales prices of the Limited Liability Company Listed Shares as reported by the New York Stock Exchange for September 25, 1998.



EXPLANATORY NOTE

This registration statement on Form S-8 covers 1,000,000 Limited Liability Company Listed Shares that may be issued under the registrant's 1997 Share Incentive Plan and 1997 Non-Employee Directors' Incentive Plan.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by the registrant with the Securities and Exchange Commission are incorporated in this Registration Statement by reference and made a part of this Registration Statement:

            (a) The registrant's latest annual report on Form 10-K filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act");

            (b)  All other reports filed by the registrant pursuant to
      Section 13(a) of the 1934 Act since the end of the fiscal year covered by the annual report on Form 10-K referred to above; and

            (c) Any description of the Limited Liability Company Listed Shares which is contained in a registration statement filed by the registrant pursuant to the 1934 Act, including any amendment or report filed for the purpose of updating such description.


      All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act on or subsequent to the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other contemporaneously or subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

      Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Under the Section 18-108 of the Delaware Limited Liability Company Act, a limited liability company may, subject to the provisions in its limited liability company agreement, indemnify and hold harmless any member, manager or other person from and against any and all claims and demands whatsoever.

      According to the Certificate of Formation, the Operating Agreement and the Bylaws of the registrant (the "Organizational Documents"), any Director or officer of the registrant is entitled to indemnification from the registrant for any loss, damage or claim (including any reasonable attorney's fees incurred by such person in connection therewith) due to any act or omission made by him, except in the case of fraudulent or illegal conduct of such person, provided that any indemnity shall be paid out of, and to the extent of, the assets of the registrant only (or any insurance proceeds available therefor) and no Shareholder shall have any personal liability on account thereof. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the Director or officer acted fraudulently or illegally. The indemnification provided by the Organizational Documents is not deemed to be exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of Shareholders or Directors or otherwise and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the indemnification provisions contained in the Organizational Documents will not adversely affect any right or protection of a Director or officer of the Registrant existing at the time of such repeal or modification.

           The registrant has entered into indemnification agreements with each of its Directors. The indemnification agreements require, among other things, that the registrant indemnify its officers and Directors to the fullest extent permitted by Delaware law and advance to the Directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The registrant must also indemnify and advance all expenses incurred by officers and Directors seeking to enforce their rights under the indemnification agreements and cover officers and Directors under the registrant's Directors and officers liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Organizational Documents, it provides greater assurance to officers and Directors that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by the Shareholders to eliminate the rights that it provides.

           According to the Organizational Documents, the registrant may, if the Directors of the registrant deem it appropriate in their sole discretion, obtain insurance for the benefit of the registrant's Directors and officers, relating to the liability of such persons. The Directors and officers liability insurance would insure (i) the officers and Directors of the registrant from any claim arising out of an alleged wrongful act by such persons while acting as Directors and officers of the registrant and (ii) the registrant to the extent that it has indemnified the Directors and officers for such loss.

         See also the note following Item 9.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

         The following documents are filed as part of this Registration Statement or incorporated by reference herein.

      Exhibit
        No.

       4.1        Amended and Restated Limited Liability Company Agreement of
                        Carey Diversified LLC,  incorporated by reference to
                        Exhibit 3.1 to the registrant's Registration
                        Statement on Form S-4 dated October 15, 1997 (No. 33-37901).

       4.2        Bylaws of Carey Diversified LLC,  incorporated by reference to Exhibit 3.2 to the registrant's Registration Statement on Form S-4 dated October 15, 1997 (No. 333-37901).

       4.3        Carey Diversified LLC 1997 Share Incentive Plan,
                        incorporated by reference to Exhibit 10.3 to the registrant's Registration Statement on Form S-4 dated October 15, 1997 (No. 333-37901).

       4.4        Carey Diversified LLC 1997 Non-Employee Directors'
                        Incentive Plan, incorporated by reference to Exhibit
                        10.2 to the registrant's Registration Statement on Form S-4 dated October 15, 1997 (No. 33-37901).

       5.1        Opinion of Reed Smith Shaw & McClay LLP as to the legality of the Limited Liability Company Listed Shares, filed herewith.

      23.1        Consent of Reed Smith Shaw & McClay LLP (included in
                        Exhibit 5.1 filed herewith).

      23.2        Consent of PricewaterhouseCoopers LLP, filed herewith.

      24.1        Power of Attorney, contained on the signature page to this
                        Registration Statement.



 ITEM 9.  UNDERTAKINGS.

      (a)   Rule 415 offering.

            The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b)   Filings incorporating subsequent Exchange Act Documents by
            Reference.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      ---

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "1933 Act"), may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 15th day of September, 1998.


                              CAREY DIVERSIFIED LLC


                              By:          Francis J. Carey
                                   ------------------------------
                                   Francis J. Carey, Chairman and
                                    Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Francis J. Carey, Gordon F. DuGan, John J. Park and Steven M. Berzin his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibit thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


         Signatures                      Title                     Date
         ----------                      -----                     ----
Francis J. Carey             Chairman of the Board and      September 15, 1998
--------------------------   Chief Executive Officer
Francis J. Carey             (Principal Executive Officer)
                             of the Registrant

William P. Carey             Director of the Registrant     September 15, 1998
--------------------------
William P. Carey

Gordon F. DuGan              President and Director of the  September 15, 1998
--------------------------   Registrant
Gordon F. DuGan

Steven M. Berzin             Vice Chairman and Director of  September 15, 1998
--------------------------   the Registrant
Steven M. Berzin

Claude Fernandez             Executive Vice President of    September 15, 1998
--------------------------   the Registrant
Claude Fernandez             Executive Vice President and

John J. Park                 Chief Financial Officer of     September 15, 1998
--------------------------   the Registrant
John J. Park                 (Principal Financial Officer)

Barclay G. Jones III         Director                       September 15, 1998
--------------------------
Barclay G. Jones III

Donald E. Nickelson          Director                       September 15, 1998
--------------------------
Donald E. Nickelson

Charles C. Townsend, Jr.     Director                       September 15, 1998
--------------------------
Charles C. Townsend, Jr.

Eberhard Faber, IV           Director                       September 15, 1998
--------------------------
Eberhard Faber, IV

Lawrence R. Klein            Director                       September 15, 1998
--------------------------
Lawrence R. Klein

Reginald Winssinger          Director                       September 15, 1998
--------------------------
Reginald Winssinger

                            CAREY DIVERSIFIED LLC

               CAREY DIVERSIFIED LLC 1997 SHARE INCENTIVE PLAN
      CAREY DIVERSIFIED LLC 1997 NON-EMPLOYEE DIRECTORS' INCENTIVE PLAN




                            REGISTRATION STATEMENT
                                 ON FORM S-8

                                Exhibit Index

           Exhibit
             No.                    Document
             ---                    --------

           4.1                      Amended and Restated Limited Liability
                                    Company Agreement of Carey Diversified
                                    LLC,  incorporated by reference to
                                    Exhibit 3.1 to the registrant's
                                    Registration Statement on Form S-4 dated
                                    October 15, 1997 (No. 33-37901).

           4.2                      Bylaws of Carey Diversified LLC,
                                    incorporated by reference to Exhibit 3.2 to the registrant's Registration
                                    Statement on Form S-4 dated October 15,
                                    1997 (No. 33-37901).

           4.3                      Carey Diversified LLC 1997 Share
                                    Incentive Plan, incorporated by reference to Exhibit 10.3 to the registrant's
                                    Registration Statement on Form S-4 dated
                                    October 15, 1997 (No. 333-37901).

           4.4                      Carey Diversified LLC 1997 Non-Employee
                                    Directors' Incentive Plan, incorporated
                                    by reference to Exhibit 10.2 to the
                                    registrant's Registration Statement on
                                    Form S-4 dated October 15, 1997 (No.
                                    333-37901).

           5.1                      Opinion of Reed Smith Shaw & McClay LLP
                                    as to the legality of the Limited Liability
                                    Company Listed Shares, filed herewith.

           23.1                     Consent of Reed Smith Shaw & McClay LLP
                                    (included in Exhibit 5.1 filed herewith).

           23.2                     Consent of PricewaterhouseCoopers LLP,
                                    independent accountants, filed herewith.

           24.1                     Power of Attorney, contained on the
                                    signature page to this Registration
                                    Statement.